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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Orient-Express Hotels Ltd. on Form S-3 of our report dated February 27, 2003 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption by Orient-Express Hotels Ltd. of Statement of Financial Accounting Standards ("SFAS") No.142, Goodwill and Other Intangible Assets, effective January 1, 2002, and SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and 138, effective January 1, 2001), appearing in the Annual Report on Form 10-K of Orient-Express Hotels Ltd. and subsidiaries for the year ended December 31, 2002 and to the reference to us under the headings "Summary Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

/s/DELOITTE & TOUCHE LLP

New York, New York
November 13, 2003

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INDEPENDENT AUDITOR'S CONSENT